EXHIBIT 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Meredith Pudalov
Media: Claudine Cornelis
Morgen-Walke Associates, Inc.
(212) 850-5600

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS NAMES G. CHRISTOPHER COLVILLE

EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

                HOUSTON, TEXAS — March 4, 2002 — Consolidated Graphics, Inc. (NYSE:CGX) announced today that G. Christopher Colville has re-joined the company as Executive Vice President, Chief Financial Officer and Secretary effective immediately.  Mr. Colville had been previously employed by the company from 1994 to 2000 as Executive Vice President — Mergers and Acquisitions and Chief Financial Officer.  In the interim period, he was a Managing Director at a boutique investment banking firm headquartered in Los Angeles.

                Commenting on the announcement, Joe R. Davis, Chairman of the Board and Chief Executive Officer of Consolidated Graphics, stated, “I am very pleased to welcome Chris back to our organization.  He played an instrumental role in the growth and success of the company during his previous tenure at Consolidated Graphics, and I expect that he will make a similarly significant contribution going forward.”

                Also commenting, Mr. Colville said, “I believe Consolidated Graphics has a very bright future, and I am excited about this opportunity.  With its strong balance sheet, the company is poised to capitalize on currently attractive acquisition opportunities to further expand its geographic footprint of high-quality, well-managed commercial printing companies.  As the economy strengthens and the company continues to expand its national account base and CGXmedia capabilities, I am expecting Consolidated Graphics to generate significant long-term sales growth, profit improvement and shareholder value.”

                The company also noted that in recognition of Mr. Colville’s past accomplishments in the printing industry, Printing Impressions, the industry’s leading trade publication, recently featured Mr. Colville in an article entitled, “Industry Leadership — 10 Roads to Success.”  Mr. Colville holds bachelor and masters degrees from Texas Tech University.

                Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization.  For more information, visit the Company’s Web site at www.consolidatedgraphics.com.

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This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements.  Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.   The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today.  Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.